SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                  _________________________________


                            Form S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
                   __________________________


                    ALFA International Corp.
      (Exact Name of Registrant as Specified in Its Charter)
       ____________________________________________________



NEW JERSEY                                             22-2216835
(State or Other Jurisdiction of                      (I.R.S. Employer
Incorporation or organization)                      Identification No.)
______________________________________________________________________

                      50 South Buckhout Street
                         Irvington-On-Hudson
                            New York 10533
           (Address of Principal Executive offices) (Zip Code)
            _________________________________________________

                       Consulting Agreement
                     (Full Title of the Plan)
                     _______________________

                               Copies to:

Frank J. Drohan, President and             Adam S. Gottbetter., Esq.
Chief Executive Officer                    Kaplan Gottbetter & Levenson LLP
Alfa International Corp.                   630 Third Avenue
50 S. Buckhout St., Irvington, N.Y. 10533  New York, N.Y. 10017
(914) 591-1994                             212-983-0532

                 (Name, Address and Telephone Number,
               Including Area Code, of Agent For Service)
               __________________________________________

                     CALCULATION OF REGISTRATION FEE
________________________________________________________________________________

                                Proposed           Proposed
Title Of                        Maximum            Maximum
Securities       Amount         Offering           Aggregate       Amount Of
to be            to be          Price Per          Offering      Registration
Registered     Registered      Per Share(1)        Price(1)          Fee
____________________________________________________________________________
Common Stock,   2,000,000     $0.25 to $1.00      $ 1,250,000      $347.50
par value $.01   shares
per share
_____________________________________________________________________________

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933 on the basis of the average of the high and low bid prices of the Common Stock of the Registrant on January 25, 1999 as reported by .the OTC Electronic Bulletin Board.

Alfa International Corp (the "Company" or the "Registrant") is registering 2,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), all of which are reserved for issuance under the stock options issued pursuant to the consulting agreement dated January 20, 1999 between the Company and William G. Brown and Gary Todd. (the "Agreement").

                                   PART II

                           INFORMATION REQUIRED IN
                          THE REGISTRATION STATEMENT


Item 3.      Incorporation Of Documents By Reference
             _______________________________________

Incorporated herein by reference are the following documents of the Company filed with the Securities and Exchange Commission ("Commission"):

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997;

(b) The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998, June 30,1998 and September 30, 1998;

(c) The description of the Company's Common Stock set forth in (1) the Company's Registration Statement on Form S-1 (File No. 33-18591) filed with the Commission and (2) the Company's Report on Form 8-K Dated August 12, 1996 filed with the Commission.


All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4.      Description of Securities
             _________________________

             Not Applicable.


Item 5.      Interests of Named Experts and Counsel
             ______________________________________

             Not Applicable


Item 6.      Indemnification of Directors and Officers
             _________________________________________

             Article VIII of the Registrant's By-laws provides that, without limitation, the Corporation shall indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving a corporate agent by reason of his being or having been such a corporate agent to the full extent permitted by the New Jersey Business Corporation Act.

             Article VIII of the Registrant's By-laws further provides that expenses incurred by a corporate agent in connection with a proceeding may be paid by the Corporation in advance of the final disposition of the proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.


Item 7.      Exemption from Registration Claimed
             ___________________________________

             Not Applicable.


Item 8.      Exhibits
             ________

             See list of Exhibits in the Exhibit Index.

Item 9.      Undertakings
             ____________

            (a) The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irvington and the state of New York, on January 29, 1999.



                                    ALFA INTERNATIONAL CORP.



                                    By:   /s/ Frank J. Drohan
                                          ___________________
                                          Frank J. Drohan
                                          President and Chief Executive Officer





     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


           Signatures                 Title                     Date



        /s/ Frank J. Drohan     President, Chief Executive    February 8, 1999
       ____________________     Officer and Director
          Frank J. Drohan       (Principal Executive and
                                Financial Officer)



    /s/ Charles P Kuczynski     Vice President and            February 8, 1999
    _______________________     Secretary
    Charles P. Kuczynski

                     Form S-8  Registration Statement

                         ALFA INTERNATIONAL CORP.

                               EXHIBIT INDEX
                     ________________________________

Exhibit
No.                                Description of Exhibit
___                                ______________________

4.1*                        Articles of  Incorporation, as amended

4.2*                        Bylaws

4.3 Stock Option Agreements between Registrant and William G. Brown (filed herewith)

4.4                         Stock Option Agreements between Registrant and
                            Gary Todd (filed herewith)

5.                          Opinion of Kaplan Gottbetter & Levenson, LLP
                            (filed herewith)

23.1                        Consent of Wiss & Company
                            (filed herewith)

23.2                        Consent of Kaplan Gottbetter & Levenson, LLP
                            (included in Exhibit 5)

99 Consulting Agreement between Registrant and William G. Brown and Gary Todd dated January 20, 1999 incorporating stock option grants. (filed herewith)


* Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 33-18591) filed with the Securities and Exchange Commission and incorporated herein by reference.